EXHIBIT 10.33
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 1, 1996, by and between PRIME MEDICAL SERVICES, INC., a Delaware Corporation (the "Company"), and JOSEPH JENKINS, M.D., J.D., a resident of North Carolina (the "Executive").

                                    RECITALS

     The Company is engaged in the business of (i) developing new lithotripsy clinics, (ii) owning and operating lithotripsy clinics, and (iii) serving as general partner and management agent for operational lithotripsy clinics throughout the United States. The Executive is experienced in, and knowledgeable concerning, certain aspects of the business of the Company. The Executive has heretofore been employed by a predecessor to the Company, and the Company and the Executive desire to continue the employment of the Executive as the President of the Company on the terms set forth in this Agreement.

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements provided for herein, the parties agree as follows:

     1. Employment and Duties. The Company hereby employs the Executive during the term of this Agreement, and the Executive hereby accepts such employment, as the President and Chief Executive Officer of the Company. During the term of this Agreement, the Executive shall provide to the Company the services consistent with that of the President and Chief Executive Officer of the Company as set forth in the By-Laws of the Company, and as determined by the Board of Directors of the Company. Notwithstanding the foregoing, without the prior consent of the Executive, his duties hereunder may not be (i) expanded or modified substantially from those set forth in this Section or (ii) modified or expanded in any way that would require him to relocate his residence from a reasonable automobile commuting distance from Fayetteville, North Carolina or make it impractical for him to continue to reside there or cause him to reside away from there for extended periods of time, unless the Executive and the Chairman of the Board of Directors of the Company mutually agree otherwise.

     2. Duration and Termination.

     a. Duration. The initial term of this Agreement shall begin on the date hereof and end on April 30, 1998, unless this Agreement is sooner terminated pursuant to Section 2.b. hereof or the term is extended pursuant to this Section 2.a. Unless the Company provides written notice to the Executive on or before October 31, 1997, or on or before October 31 of each year thereafter, that it does not desire to extend the term of this Agreement, the term of this Agreement shall be extended automatically for an additional one-year period. References in this Agreement to the "term" of this Agreement mean the initial term and any extensions thereof as provided pursuant to this Section 2.a.

     b. Termination. This Agreement may be terminated during its term as follows:

     (i) Upon Death or Disability. This Agreement shall terminate automatically upon the death or disability of the Executive. For purposes of this Agreement, "disability" means the Executive's inability to substantially perform the services set forth in Section 2 hereto as a result of his physical incapacity or mental incompetence, or both, provided such inability has continued for a period of not less than six consecutive months or for shorter periods aggregating six consecutive months during any consecutive twelve-month period, and which in either case must be evidenced by a written certification furnished to the Company and to the Executive by a physician selected by agreement of the Company and the Executive.

     (ii) By the Executive. The Executive may terminate this Agreement at any time during its term by providing sixty days' prior written notice to the Board of Directors of the Company of such termination.

     (iii) By Written Agreement of Parties. This Agreement may be terminated at any time by the mutual written agreement of the Company and the Executive.

     (iv) By the Company "for Cause". The Company may terminate this Agreement at any time during its term "for cause" by providing sixty days' prior written notice to the Executive, which notice must specifically describe the conduct of the Executive providing the Company with cause to terminate this Agreement. For purposes of this Agreement, "for cause" means (i) the conviction of the Executive of a felony which renders him unable to provide to the Company the services set forth in Section 2 hereto; (ii) the commission by the Executive of an act of fraud, misappropriation of funds or embezzlement in connection with his employment hereunder; (iii) the intentional failure of the Executive to perform his duties hereunder; or (iv) the breach by the Executive of any material provision of the Agreement that is not remedied within thirty days after the Company provides written notice thereof to the Executive.

     (v) By the Company Other Than "for Cause". The Company may terminate this Agreement at any time during its term for any reason other than "for cause" (as defined in Section 2(b)(iv) above) by providing sixty days prior written notice to the Executive; provided that if the Company terminates the Agreement pursuant to this Section 2(b)(v), the Company shall continue to pay compensation to the Executive for the remainder of the term at the highest annual rate of cash salary in effect under Section 3 hereof at any time during the term of this Agreement. Such annual payments shall be made in equal monthly installments, each payable in arrears to the Executive by the tenth day of each month for the remainder of the term of the Agreement. In the event of a termination pursuant to this Section 2(b)(v), any NonCompetition Agreement between the Company and the Executive shall continue in all respects, except that the territory covered by any NonCompetition Agreement shall be limited to the markets serviced by the Company and Lithotripters at the time of termination.

     3. Annual Compensation. Commencing on the date hereof and continuing during the term of this Agreement, the Company shall pay to the Executive compensation at the rate of $325,000 per annum, payable in twelve equal monthly installments of $27,083.33, each payable in arrears to the Executive by the tenth of each month. The rate of annual compensation provided for herein shall be subject to review and increase in accordance with the normal salary review policies and procedures of the Company applicable to its executive officers, but nothing in this sentence shall be interpreted as requiring the Company to increase compensation of the Executive in any year. In no event shall the annual salary payable hereunder be less than $325,000.

     4. Bonus Arrangement.  In addition to annual  compensation  provided for in
Section 3 hereof, the Company may award to the Executive performance bonuses based upon the performance of the Company and the Executive, as determined from time to time by the Board of Directors of the Company, but nothing hteherin shall be interpreted as obligating the Company to pay a bonus to the Executive in any year, and the decision to pay or not to pay a bonus for any year shall be discretionary with the Company.

     5. Executive Benefits. Effective as of the date of this Agreement, the Executive shall be entitled to participate in benefit programs of the Company that generally are made available to its executive officers, as in effect from time to time, including without limitation medical insurance, life insurance, disability income plan, retirement benefits pursuant to a formal plan or otherwise, and vacation policies (four week minimum). Benefits payable by the Company shall include, without limitation, the following:

     (i) Continuation of Executive Club Membership (including monthly dues);

     (ii) All expenses associated with the provision, maintenance and use of a cellular car phone;

     (iii) Payment of professional legal and medical magazine and journal subscriptions;

     (iv) Continuation of existing airline travel clubs (e.g. U.S. Air Club, Delta Crown Room, Admiral Club, etc.) and benefits;

     (v) Payment of medical malpractice premiums;

     (vi) Payment of medical licenses and medical and DEA registrations;

     (vii) Payment for membership and dues in professional medical associations and societies, including, without limitation, ALS, AUA, AMA, Carolina Urological, North Carolina Urological, North Carolina Medical Society, American College of Surgeons, and Southeastern Section of AUA, and payment of all costs associated with attending any meetings of the above; and

     (viii) Payment of all costs of registration and attendance to any continuing medical education meetings, subject to prior approval of attendance at any such meetings by the Chairman of the Board of Directors of the Company.

     6. Reimbursement of Expenses. The Company shall reimburse the Executive, in accordance with the general policies and practices of the Company as in effect from time to time, for out-of-pocket expenses incurred by the Executive in the performance of his duties hereunder.

     7. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be in writing and either hand delivered, sent by facsimile transmission or sent by nationally-recognized air courier, as follows:

                  If to the Company:

                  Prime Medical Services, Inc.
                  Kenneth S. Shifrin
                  1301 Capital of Texas Hwy., Ste. C-300, Austin, TX 78746 Facsimile Number: (512) 314-4398

                  If to the Executive:

                  Joseph Jenkins, M.D., J.D.
                  Joseph Jenkins, M.D.
                  2008 Litho Place, Fayetteville, NC 28304
                  Facsimile Number: (910) 323-9857

or to such other address as either party may furnish to the other in accordance with this Section 8. Any such notice shall be deemed to have been given as of the date hand delivered or sent by facsimile or one day after it is deposited for delivery with a nationally-recognized air courier (properly addressed and with charges prepaid).

     8. Assignment. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party.

     9. Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective permitted successors and assigns. As used herein, the term "successors" shall be deemed to refer with equal force and effect to any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise all or subsequently all of the assets or capital stock of the Company.

     10. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and the Executive with respect to the employment of the Executive by the Company. This Agreement supersedes all prior undertakings and agreements, written or oral, as may have existed prior to the date hereof between the Company and the Executive with respect to the employment of the Executive by the Company.

     11. Amendment; Waiver. No change or modification of this Agreement shall be valid or binding unless in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom the waiver is sought to be enforced. A valid waiver of any provision of this Agreement shall be limited to the instance recited in such writing and, unless otherwise expressly stated, shall not be effective as a continuing waiver or repeal of such provision.

     12. Severability. In the event that any provision of this Agreement shall be deemed to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or unenforceability shall not affect any other provision of this Agreement; the remaining terms, covenants, restrictions or provisions in this Agreement shall remain in full force and effect; and any court of competent jurisdictions may so modify the objectionable provision as to make it valid, reasonable and enforceable.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be wholly performed within the State.

     14.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                             COMPANY:

                                             PRIME MEDICAL SERVICES, INC.
                                             a Delaware corporation

                                             By: ____________________________

                                             Name: Kenneth S. Shifrin

                                             Title: Chairman of the Board

                                             EXECUTIVE:

                                             ____________________________(SEAL)
                                             JOSEPH JENKINS, M.D., J.D.